Exhibit 99.1

Zedge Announces Record Second-Quarter Fiscal 2022 Results

Reports 30% revenue growth to a record $6.9 million; Net income of $2.3 million; and record quarterly EBITDA1 of $3.4 million

New York, NY – March 15, 2022: Zedge, Inc. (NYSE AMERICAN: ZDGE), a global app publisher with a portfolio of leading digital consumer brands serving 44 million users across the portfolio in January 2022, today announced results for its second-quarter fiscal year 2022 ended January 31, 2022.

“In the second quarter, we executed on the priorities we laid out heading into fiscal 2022 and continued to see strong results despite the tougher comps,” said Jonathan Reich, chief executive officer. “Advertising revenue growth remained robust, while the Zedge App’s monthly active users (MAU)2 expanded to over 36 million with average revenue per MAU (ARPMAU)2 increasing to a record $0.06. In addition, Zedge Premium gross transaction value (GTV)2 increased by 106%.

“New product and feature development, especially those that we believe will drive growth in well-developed markets remains a central focus of ours, however, we did have to temporarily re-allocate resources to migrate to a new ad mediation platform following Applovin’s acquisition of and imminent closing down of the MoPub platform. We remain on track to finalize this migration by the end of the month, but some of the remaining social and community features in development will rollout slightly later than originally expected. Nonetheless, we continue forging forward with ‘NFTs Made Easy’ by focusing on expanding the offering to more artists and introducing additional features and capabilities to build out the ecosystem. In addition, we’re planning on reviewing the user-onboarding experience with the goal of improving engagement.

“Finally, as I’ve talked about previously, our Innovation Team is working on new product development, targeting up to three ‘proofs of concept’ per quarter. Some of these are expected to scale into full-fledged offerings in the future,” continued Reich.

Fiscal Second-Quarter Highlights (Fiscal 2022 versus Fiscal 2021)

●	Revenue increased 30.1% to $6.9 million versus $5.3 million;
●	Active subscriptions and subscription revenue increased 7.2% and 17.8%, respectively;
●	Operating income and operating margin of $3.1 million and 44.9% versus $2.5 million and 47.4%, respectively;
●	Net income and diluted EPS of $2.3 million and $0.16 versus $2.3 million and $0.17, respectively;
●	Cash flow from operations increased 31.3% to a record $3.0 million versus $2.3 million;
●	EBITDA increased 16.0% to $3.4 million versus $2.9 million;
●	MAU[2] increased by 2.5%;
●	Zedge Premium GTV increased 105.7% to $0.43 million.

Select Financial Metrics: Q2 Fiscal 2022 versus Fiscal 2021 as of 1/31/22*
(in $M except for EPS)	Q2 ’22	Q2 ’21	Change	YTD 2022	YTD 2021	Change
Total Revenue	$6.9	$5.3	30.1%	$12.9	$9.1	42.6%
Advertising Revenue	$5.4	$4.4	23.6%	$10.0	$7.4	35.5%
Subscription Revenue	$1.0	$0.8	17.8%	$1.9	$1.5	31.1%
Other Revenue	$0.5	$0.1	395.3%	$1.0	$0.2	341.4%
Operating Income	$3.1	$2.5	23.4%	$5.7	$3.6	57.7%
Operating Margin	44.9%	47.4%		44.0%	39.8%
Net Income	$2.3	$2.3	2.0%	$4.4	$3.3	31.8%
Diluted Earnings Per Share	$0.16	$0.17	-5.9%	$0.29	$0.26	11.5%
EBITDA	$3.4	$2.9	15.9%	$6.4	$4.3	46.9%
Cash Flow from Operations	$3.0	$2.3	31.3%	$5.7	$3.8	51.0%
Zedge Premium - Gross Transaction Value (GTV)	$0.43	$0.21	105.7%	$0.76	$0.42	82.1%

*	numbers may not add due to rounding

Select Business Metrics: 2nd Quarter Fiscal 2022 versus Fiscal 2021*
(in MM except for ARPMAU and where noted)	Q2 ’22	Q2 ’21	Change
Total Installs - Cumulative	541.0	482.0	12.2%
MAU	36.3	35.4	2.5%
Well-developed Markets	8.5	9.5	-10.5%
Emerging Markets	27.8	25.9	7.3%
ARPMAU	$0.060	$0.049	22.2%
Active Subscriptions (in 000s)	762	711	7.2%

*	numbers may not add due to rounding

[1]	Throughout this release, EBITDA is a Non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of EBITDA and reconciliations to the most directly comparable GAAP measure.

[2]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge as an investment.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our app which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.
●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe that this metric will help investors evaluate the progress we are making in growing this part of our business.
●	Average Revenue Per Monthly Active User for our Zedge app, or ARPMAU, is a useful statistic in evaluating how well we are monetizing our user base.
●	An Active Subscriptions is a subscription that has commenced and not been canceled, including paused subscriptions, and subscriptions in free trials, grace periods, or account hold.
●	Total Installs - Cumulative is a measure of the cumulative number of times our Zedge app has been downloaded since inception.

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q121	Q221	Q321	Q421	Q122	Q222	FY 2020	FY 2021	YTD FY 2022
Total Revenue	$3.8	$5.3	$5.3	$5.2	$6.0	$6.9	$9.5	$19.6	$12.9
Advertising Revenue	$3.0	$4.4	$4.3	$4.2	$4.6	$5.4	$7.4	$15.7	$10.0
Subscription Revenue	$0.7	$0.8	$0.9	$1.0	$1.0	$1.0	$1.6	$3.2	$1.9
Other Revenue	$0.1	$0.1	$0.1	$0.2	$0.5	$0.5	$0.5	$0.5	$1.0
Operating (loss) Income	$1.1	$2.5	$2.0	$2.2	$2.6	$3.1	$(0.4)	$7.8	$5.7
Net (loss) Income	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	$(0.6)	$8.2	$4.4
Diluted Earnings (Loss) Per Share	$0.08	$0.17	$0.17	$0.17	$0.14	$0.16	(0.05)	$0.59	$0.30
EBITDA	$1.4	$2.9	$2.3	$2.7	$3.0	$3.4	$1.0	$9.3	$6.4
Cash Flow from Operations	$1.5	$2.3	$4.0	$2.4	$2.7	$3.0	$2.1	$10.1	$5.7
Zedge Premium – GTV	$0.21	$0.21	$0.25	$0.27	$0.33	$0.43	$0.73	$0.95	$0.76
MAU	32.4	35.4	34.5	34.4	34.2	36.3	nm	nm	nm
Well-developed Markets	9.2	9.5	8.9	8.5	8.4	8.5	nm	nm	nm
Emerging Markets	23.2	25.9	25.6	25.9	25.8	27.8	nm	nm	nm
ARPMAU	$0.036	$0.049	$0.049	$0.050	$0.053	$0.060	nm	nm	nm
Active Subscriptions (in 000s)	609	711	753	752	763	762	504	752	762

nm = not measurable/meaningful

*	numbers may not add due to rounding

Fiscal 2022 Commentary

“Given the impending switch to a new ad mediation platform, we believe it is prudent to remain very conservative and reiterate our prior guidance of 25-30% revenue growth, operating margins above 40% and EBITDA growth in excess of revenue growth, even though our year to date numbers significantly exceed these rates. We expect to provide an update when we report third quarter earnings.

“While users in Russia and Belarus are immaterial to our revenue, I want to commend our team in Lithuania for the outstanding effort they have made in the face of conflict since the invasion of Ukraine. They have remained strong and have regularly volunteered and assisted their neighbors impacted by the war, and we will continue to support their efforts, including changing our logo to the colors of the Ukrainian flag to reflect our opposition to the aggression. Finally, we developed a set of contingency plans to enable business continuity in the event hostilities spill over into or close to Lithuania. It is our sincere hope that a cease fire is agreed to imminently and that Ukrainians can resume a peaceful life,” concluded Reich.

Earnings Announcement and Supplemental Information

Zedge’s earnings release will be filed on Form 8-K and posted on the Zedge investor relations website (https://investor.zedge.net) at approximately 4:10 p.m. Eastern on March 15, 2022. Management will host an earnings conference call beginning at 4:30 p.m. Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial Toll Free: 877-545-0320 or International: 973-528-0002, at least five minutes before the 4:30PM Eastern start. Please ask for the Zedge earnings conference call with Participant Access Code: 244501

The call will also be webcast through the Zedge investor relations website: https://investor.zedge.net and will be available through March 15, 2023.

Following the call and continuing through Tuesday, March 29, 2022, a call replay will be available by dialing Toll Free: 877-481-4010 or International: 919-882-2331 and entering the replay access code: 44792

About Zedge

Zedge is an app publisher that owns a portfolio of leading digital consumer brands serving 44 million users globally in January 2022. Our portfolio consists of Zedge Ringtones and Wallpapers, the leading mobile app used for mobile phone personalization, social content, and fandom art; Zedge Premium, a marketplace for artists, celebrities, and emerging creators to market their digital content, to Zedge’s users; Emojipedia, the leading source of all things emoji; and Shortz, a mobile entertainment app in beta, focused on short-form storytelling. Zedge monetizes its content through ad-supported offerings, tokens, and subscriptions. For more information, visit https://www.zedge.net.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$30,016	$24,908
Trade accounts receivable, net of allowance of $0 at January 31, 2022 and July 31, 2021	3,241	2,545
Prepaid expenses	285	111
Other current assets	108	49
Total current assets	33,650	27,613
Property and equipment, net	1,770	1,980
Intangible assets, net	6,488	-
Goodwill	2,228	2,262
Deferred tax assets, net	527	477
Other assets	318	5,145
Total assets	$44,981	$37,477
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$417	$585
Due to seller of Emojipedia	1,879	-
Accrued expenses and other current liabilities	2,769	1,771
Deferred revenues	1,782	1,821
Total current liabilities	6,847	4,177
Other liabilities	96	145
Total liabilities	6,943	4,322
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2022 and July 31, 2021	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 13,949 shares issued and 13,875 shares outstanding at January 31, 2022, and 13,923 shares issued and 13,865 ouststanding at July 31, 2021	139	139
Additional paid-in capital	42,479	41,664
Accumulated other comprehensive loss	(1,077)	(997)
Accumulated deficit	(3,174)	(7,554)
Treasury stock, 74 shares at January 31, 2022 and 58 shares at July 31, 2021, at cost	(334)	(102)
Total Stockholders’ equity	38,038	33,155
Total liabilities and Stockholders’ equity	$44,981	$37,477

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Revenues	$6,915	$5,314	$12,943	$9,076
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	342	313	652	617
Selling, general and administrative	3,106	2,159	5,838	4,165
Depreciation and amortization	360	324	758	683
Income from operations	3,107	2,518	5,695	3,611
Interest and other income, net	14	5	27	5
Net (loss) gain resulting from foreign exchange transactions	(85)	74	(95)	34
Income before income taxes	3,036	2,597	5,627	3,650
Provision for income taxes	711	319	1,247	327
Net Income	2,325	2,278	4,380	3,323
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(222)	365	(80)	206
Total other comprehensive (loss) income	(222)	365	(80)	206
Total comprehensive income	$2,103	$2,643	$4,300	$3,529
Income per share attributable to Zedge, Inc. common stockholders:
Basic	$0.16	$0.18	$0.31	$0.27
Diluted	$0.16	$0.17	$0.29	$0.26
Weighted-average number of shares used in calculation of income per share:
Basic	14,297	12,633	14,289	12,412
Diluted	14,971	13,431	15,007	12,949

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	January 31,
	2022	2021

Operating activities
Net income	$4,380	$3,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	758	683
Stock-based compensation	808	389
Deferred income taxes	(50)	-
Change in assets and liabilities:
Trade accounts receivable	(741)	(1,500)
Prepaid expenses and other current assets	(244)	156
Other assets	1	36
Trade accounts payable and accrued expenses	806	299
Deferred revenue	(39)	375
Net cash provided by operating activities	5,679	3,761
Investing activities
Capitalized software and technology development costs and purchase of equipment	(323)	(401)
Net cash used in investing activities	(323)	(401)
Financing activities
Proceeds from sales of Class B Common Stock	-	5,000
Payment of issuance costs	-	(215)
Repayment of insurance premium loan payable	-	(100)
Proceeds from exercise of stock options	7	396
Purchase of treasury stock in connection with restricted stock vesting	(232)	(26)
Net cash (used in) provided by financing activities	(225)	5,055
Effect of exchange rate changes on cash and cash equivalents	(23)	82
Net increase in cash and cash equivalents	5,108	8,497
Cash and cash equivalents at beginning of period	24,908	5,111
Cash and cash equivalents at end of period	$30,016	$13,608

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$309	$1
Cash payments made for interest expenses	$-	$2

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquistion of Emojipedia through release of escrow funds of $4,776, due to seller of $1,923 and legal fee of $12	$6,711	$-
Accounts receivable from certain Emojipedia websites collected by Seller	$45	$-
Note payable issued for insurance premium financing	$-	$181

Use of EBITDA as a Non-GAAP Measure

EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of EBITDA to Net Income (Loss)	Q121	Q221	Q321	Q421	Q122	Q222	FY 2020	FY 2021	YTD FY 2022
Net Income (Loss)	$1.0	$2.3	$2.4	$2.5	$2.1	$2.3	($0.6)	$8.2	$4.4
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)	$(0.0)
Provision for (benefit from) income taxes	$0.0	$0.3	$(0.5)	$(0.1)	$0.5	$0.7	$0.0	$(0.2)	$1.2
Depreciation and amortization	$0.4	$0.3	$0.3	$0.3	$0.4	$0.4	$1.6	$1.3	$0.8
EBITDA	$1.4	$2.9	$2.3	$2.7	$3.0	$3.4	$1.0	$9.3	$6.4

*	numbers may not add due to rounding